Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

Contacts:

Investment Community

JAMES J. MURREN
President, Chief Financial Officer &
Treasurer
(702) 693-8770

News Media

ALAN M. FELDMAN
Senior Vice President
Public Affairs
(702) 891-7147

MGM MIRAGE ANNOUNCES SECOND QUARTER EARNINGS RELEASE DATE

Company Cites Strong Post-Merger Debt Reduction

Las Vegas, Nevada, June 9, 2005 — MGM MIRAGE (NYSE: MGM) announced today that it will release the Company’s financial results for the second quarter prior to the market open on Thursday, July 28, 2005, followed by a conference call at 11:00 a.m. Eastern Daylight Time.

“We look forward to announcing the results of our first period as a combined company, as we have already made tremendous progress since combining Mandalay Resort Group with MGM MIRAGE,” said Jim Murren, President, CFO and Treasurer of MGM MIRAGE. “Strong operating cash flows and the consolidation of Mandalay into our centralized cash management system has enabled us to reduce our outstanding debt balance by a remarkable $322 million since the merger on April 25, only six weeks ago.”

The conference call will include a brief discussion of the second quarter results followed by a question and answer period. The call will be accessible via the Internet through www.mgmmirage.com and www.companyboardroom.com or by calling 1-800-526-8531 for Domestic callers and 1-706-634-6528 for International callers.

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MGM MIRAGE (NYSE:MGM), the world’s leading and most respected hotel and gaming company, owns and operates 24 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey, and the United Kingdom. MGM MIRAGE has also announced plans to develop Project CityCenter, a multi-billion dollar mixed-use urban development project in the heart of Las Vegas, and has a 50% interest in the MGM Grand Macau hotel/casino under construction in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.

Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX:702.693.8626 • WWW.MGMMIRAGE.COM